SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 20, 2006

PDC 2000-B Limited Partnership

(Exact Name of Registrant as Specified in Charter)

              Nevada                                           333-49177-12                                        95-2636730

(State or Other Jurisdiction                       (Commission                                (IRS Employer

           of Incorporation)                                    File Number)                                Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

no change

(Former Name or Former Address, if Changed Since Last Report

Item 4.01.  Changes in Registrant's Certifying Accountant.

(a)           On October 20, 2006, the Registrant dismissed KPMG LLP as the Registrant's principal accountants.

The audit reports of KPMG on the Registrant's financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that: (1) KPMG's reports on the financial statements of the Registrant as of and for the years ended December 31, 2004 and 2003 contained a separate paragraph stating "As discussed in note 1 to the financial statements, the Partnership adopted the provisions of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations", in 2003", and (2) the Registrant filed a Form 8-K on November 14, 2005, reporting under Item 4.02 that the financial statements as of and for the years ended December 31, 2004 and 2003 should no longer be relied upon as the Registrant had determined that the financial statements required restatement for matters related to the accounting for derivatives, the calculation of depreciation and depletion, and the assessment of impairments.

The decision to change accountants was recommended and approved by the audit committee of Petroleum Development Corporation ("PDC"), the managing general partner of the Registrant.  The Registrant does not have its own audit committee but relies upon and utilizes the services of the audit committee of PDC.

In connection with the audits of the two fiscal years ended December 31, 2004 and the subsequent interim period through October 20, 2006, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement(s), or (2) reportable events, except that the following material weaknesses in internal controls over financial reporting were identified related to the fiscal year ended December 31, 2004 and the subsequent interim period through October 20, 2006 as follows:

•         The Registrant did not have effective policies and procedures, or personnel with sufficient technical expertise to properly account for derivative transactions in accordance with generally accepted accounting principles. Specifically, the Registrant's policies and procedures relating to derivatives transactions were not designed effectively such that each of the requirements for hedge accounting were evaluated appropriately with respect to the Registrant's commodity based derivatives.

•         The Registrant did not have effective policies and procedures, or personnel with sufficient technical expertise to ensure compliance with appropriate accounting principles for its oil and gas properties. Specifically, the Registrant's policies and procedures were not designed effectively to ensure that the calculation of depreciation and depletion and the determination of impairments were performed in accordance with the applicable authoritative accounting guidance.

•         The Registrant did not have effective policies and procedures, or personnel with sufficient technical expertise to ensure that its accounting for asset retirement obligations complied with generally accepted accounting principles. Specifically, the Registrant's policies and procedures regarding the estimate of the fair value of the asset retirement obligations were not designed effectively to ensure that it was estimated in accordance with FAS No. 143, Asset Retirement Obligations.

In accordance with Item 4.01 of Form 8-K and Item 304 of Regulation S-K, the Registrant provided KPMG with a copy of the Registrant's disclosures in this Form 8-K and requested that KPMG furnish the Registrant with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not KPMG agrees with the statements made by the Registrant in this Form 8-K.  A copy of KPMG's letter of response will be filed upon receipt from KPMG.

(b)           On October 25, 2006, the Registrant retained Schneider Downs & Co., Inc. ("SD") as the Registrant's new independent registered public accounting firm.  Prior to the engagement of SD, including the fiscal years ended December 31, 2004 and 2003 and any subsequent interim period prior to engaging SD, neither the Registrant nor anyone acting on the Registrant's behalf consulted with SD regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and either a written report was provided to the Registrant or oral advice was provided that the new accountant concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of SEC Regulation S-K) or a reportable item (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).  The audit committee of PDC approved the engagement of SD as the Registrant's independent registered public accounting firm.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC 2000-B Limited Partnership

By:

Petroleum Development Corporation

Managing General Partner

By:           /s/ Darwin L. Stump

                Darwin L. Stump

                Chief Financial Officer

                of Managing General Partner

Date:       October  26, 2006